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                       CONSENT OF INDEPENDENT ACCOUNTANTS


We consent to the incorporation by reference in registration statement of APS Holding Corporation on Form S-8 (File Nos. 33-76178, 33-90486, 333-10217 and 333-10233) and Form S-4 (File No. 333-3982) of our report which is dated June 25, 1997, on our audits of the financial statements of the A.P.S., Inc. Partnership Plan as of December 31, 1996 and 1995 and for the year ended December 31, 1996, which report is included in this Annual Report on Form 11-K.


                                        /s/ COOPERS & LYBRAND L.L.P.

Houston, Texas
June 25, 1997